     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 21, 2003

                                                      REGISTRATION NO. 333-74766

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                               AMENDMENT NO. 10 TO
                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                         VERTICAL HEALTH SOLUTIONS, INC.
        (EXACT NAME OF SMALL BUSINESS ISSUER AS SPECIFIED IN ITS CHARTER)

          FLORIDA                                            593635262
(STATE OR OTHER JURISDICTION OF             (I.R.S. EMPLOYER IDENTIFICATION NO.)
INCORPORATION OR ORGANIZATION)

                                      5047
                          (PRIMARY STANDARD INDUSTRIAL
                           CLASSIFICATION CODE NUMBER)

                                855 DUNBAR AVENUE
                             OLDSMAR, FLORIDA 34677
                                 (727) 548-8345
   (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)


                    STEPHEN WATTERS, CHIEF EXECUTIVE OFFICER
                                855 DUNBAR AVENUE
                             OLDSMAR, FLORIDA 34677
                                 (727) 548-8345
          (NAME AND ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)



                                   COPIES TO:

                             GREGORY SICHENZIA, ESQ.
                              THOMAS A. ROSE, ESQ.
                       SICHENZIA ROSS FRIEDMAN FERENCE LLP
                           1065 AVENUE OF THE AMERICAS
                            NEW YORK, NEW YORK 10018
                                 (212) 930-9700



                  APPROXIMATE DATE OF PROPOSED SALE TO PUBLIC:
  AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.


      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|
      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|
      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                                             (COVER CONTINUES ON FOLLOWING PAGE)

                                               CALCULATION OF REGISTRATION FEE
                                                                      PROPOSED          PROPOSED
                                                                      MAXIMUM           MAXIMUM
             TITLE OF EACH CLASS OF            AMOUNT TO BE        OFFERING PRICE      AGGREGATE           AMOUNT OF
           SECURITIES TO BE REGISTERED          REGISTERED          PER UNIT(1)       OFFERING PRICE    REGISTRATION FEE
           ---------------------------          ----------          -----------       --------------    ----------------
Units, consisting of one share of Common
  Stock, par value $.001 per share ("Common
  Stock"), and one Redeemable Class A Warrant
  ("Class A Warrants") entitling the holder
  to purchase one share of Common Stock         1,000,000           $    5.10         $  5,100,000         $    469.20

Common Stock includable in Units                1,000,000                (2)               (2)                   (2)

Common Stock issuable upon exercise of
  Class A Warrants                              1,000,000           $    6.25         $  6,250,000         $    575.00


Total Registration Fee(3)                                                                                  $  1,044.20


(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 promulgated under the Securities Act of 1933, as amended.
(2)   In accordance with Rule 457, no separate registration fee is required.
(3)   Of which $3,537 has been previously paid.


     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS



ITEM 27.    EXHIBITS


EXHIBIT
 NUMBER     DESCRIPTION
 ------     -----------

  3.1       Amended and Restated Articles of Incorporation*
  3.2       Amendment Creating Class of Preferred Stock*
  3.3       By-Laws*
  4.1       Specimen Stock Certificate*
  4.4       Form of Redeemable Class A Warrant Agreement between Vertical Health
            Solutions, Inc. and Registrar and Transfer Company*
  5.1       Opinion of Sichenzia Ross Friedman Ference LLP*
  10.1      Form of 2001 Stock Option Plan*
  10.2      Form of Employment Agreement with Stephen M. Watters*
  10.3      Form of Employment Agreement with Brian T. Nugent*
  10.4      Form of Consulting Agreement with Jugal K. Taneja*
  10.5      Promissory Note issued to Stephen Watters, dated December 1, 2001*
  10.6      Promissory Note issued to Jugal K. Taneja, dated December 1, 2001*
  10.7      Stephen Watters warrant agreement*
  10.8      Jugal Taneja warrant agreement*
  10.9      Asset Purchase Agreement between Labelclick.com, Inc. and Herbal
            Health Products, Inc., dated as of July 31, 2001*
  10.10     Conversion Agreement between Vertical Health Solutions Inc. and
            Dynamic Health Products, Inc., dated as of June 30, 2002*
  10.11     Escrow Agreement between Vertical Health Solutions, Inc. and First
            Community Bank, dated as of January 28, 2003*
  10.12     Loan Agreement between Vertical Health Solutions, Inc. and First
            Community Bank*
  10.13     Agreement between Jugal K Taneja and First Community Bank*
  22        Subsidiaries*
  23.1      Consent of Stark, Winter Schenkein & Co., LLP
  23.2      Consent of Sichenzia Ross Friedman Ference LLP (included in Exhibit
            5.1)
  23.3      Consent of Fountain Agricounsel LLC*

* Previously filed.

                                   SIGNATURES



      Pursuant to the requirements of the Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirement for filing on Form SB-2 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the State of Florida on April 21, 2003.

                                                 VERTICAL HEALTH SOLUTIONS, INC.


                                                 By: /S/ STEPHEN M. WATTERS

                                                     STEPHEN M. WATTERS,
                                                     CHIEF EXECUTIVE OFFICER

                               POWER OF ATTORNEY

      Each person whose signature appears below constitutes and appoints Stephen
M. Watters and Brian T. Nugent, or either of them, his true and lawful attorney-in-fact and agent, acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, any Amendments thereto and any Registration Statement of the same offering which is effective upon filing pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent, each acting alone, full powers and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intends and purposes as he might or could do in person, hereby ratifying and confirming all said attorney-in-fact and agent, acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      In accordance with the requirements of the Securities Act, this Registration Statement has been signed below by the following persons on behalf of the Company in the capacities and on the dates indicated.

        SIGNATURE                                         CAPACITY                                 DATE
        ---------                                         --------                                 ----
/S/ STEPHEN M. WATTERS                Chief Executive Officer, Chief Financial Officer         April 21, 2003
--------------------------            and Director (principal executive officer and
    STEPHEN M. WATTERS                principal financial and accounting officer)


/S/ BRIAN T. NUGENT                   President, Chief Operating Officer and Director          April 21, 2003
--------------------------
    BRIAN T. NUGENT


/S/ JUGAL K. TANEJA                   Director                                                 April 21, 2003
--------------------------
    JUGAL K. TANEJA


/S/ PATRICK J. SHEPPARD               Director                                                 April 21, 2003
--------------------------
    PATRICK J. SHEPPARD


/S/ ALFRED K. LEHMKUHL                Director                                                 April 21, 2003
--------------------------
    ALFRED K. LEHMKUHL
